Exhibit 99.1

Kodak Reports Improved Second Quarter Operating Performance

ROCHESTER, N.Y.--(BUSINESS WIRE)--August 4, 2015--Eastman Kodak Company (NYSE:KODK) today reported financial results for the second quarter of 2015, ended June 30.

Highlights of the quarter include:

  GAAP Net loss of $23 million compared with a net loss of $62 million in 2Q of 2014, a year-over-year improvement of $39 million.
  Key product lines achieved strong sales growth:
    Volume for KODAK SONORA Process Free Plates increased by 66%.
    Volume for KODAK FLEXCEL NX Plates grew by 39%.
    Revenues from the KODAK PROSPER Portfolio increased by 23%.
  Operating Expenses were $86 million for the quarter, or a 29% improvement from the prior-year period – on track to achieve greater than a $100 million improvement in 2015. On a GAAP basis, SG&A and R&D expenses totaled $78 million.
  The company reiterated 2015 guidance for revenue of $1.8-$2.0 billion and Operational EBITDA of $100-$120 million.

“I am pleased with our second quarter operating performance,” said Jeff Clarke, Kodak Chief Executive Officer. “We saw solid results from our core printing business divisions and strong growth in our industry leading product lines: SONORA, FLEXCEL NX AND PROSPER. I am confident Kodak is on track to meet our financial goals for the year.”

Revenues in the second quarter of 2015 were $458 million, a decline of 13% from $528 million in the second quarter of 2014. This was primarily due to the adverse impact of currency exchange as well as expected declines in revenue from legacy products. Operational EBITDA totaled $23 million, down $1 million from the same period a year ago. Net loss for the quarter was $23 million, compared with a net loss of $62 million in the same period a year ago.

John McMullen, Kodak Chief Financial Officer, noted that: “On an ‘apples-to-apples’ basis, excluding the impact of foreign exchange and non-recurring intellectual property revenue from 2014, Operational EBITDA improved by $16 million or greater than 100% over the same period a year ago. With regard to the balance sheet, we remain confident in our ability to generate positive cash flow in the second half of the year.”

Print Systems Division (PSD), Kodak’s largest division, had second quarter 2015 revenues of $282 million, down 12% from $321 million in the same period a year ago. The majority of the decline was due to unfavorable foreign exchange rates. On a constant currency basis, PSD revenues declined by 2%.

For the fifth consecutive quarter, unit volume of digital plates increased, led by strong continuing demand for KODAK SONORA Process Free Plates. At the end of the second quarter, the number of customers using SONORA Plates reached over 2,700, up 19% from the end of the first quarter. Operational EBITDA for PSD was essentially flat, year over year, at $20 million.

Enterprise Inkjet Systems Division (EISD) had revenues of $45 million for the second quarter of 2015, down 4% from the second quarter of 2014. Foreign exchange rates had a significant impact. On a constant currency basis, EISD revenue improved by 4% versus last year. Operational EBITDA for EISD was negative $5 million, compared with negative $12 million in Q2 of 2014, for a year-over-year improvement of $7 million.

Five PROSPER systems were placed with customers during the second quarter, for a total of ten systems placed year to date. In the second quarter, total pages produced on PROSPER systems increased by 11%, as customers continue to take advantage of Kodak’s unique Stream inkjet technology.

Micro 3D Printing and Packaging Division (MPPD) had revenues of $34 million in the second quarter of 2015, up 3% from the same period a year ago or 15% on a constant currency basis. MPPD Operational EBITDA for the quarter turned positive at $4 million, compared with zero in the second quarter of 2014.

MPPD’s performance was driven by growth in FLEXCEL revenues in the packaging business. With 21 new FLEXCEL NX systems installed during the second quarter, the installed base rose to 441.

Kodak’s development of silver halide mesh and copper mesh films for touch sensor applications is moving toward volume production. These startup businesses will be in investment mode through the end of 2015, with a shift to profitability expected next year.

Software & Solutions Division (SSD) had Q2 revenues of $27 million – flat versus the same period last year, and Operational EBITDA of $1 million, up from zero last year.

Consumer and Film Division (CFD) had revenues of $66 million in the second quarter of 2015, down 24% from the same period a year ago. The decline was primarily due to the expected volume decrease for consumer inkjet printer cartridges and motion picture film.

CFD had Operational EBITDA of $8 million for the second quarter, a decline of $7 million from $15 million in the second quarter of 2014.

Kodak’s two other operating divisions are Intellectual Property Solutions Division (IPSD) and Eastman Business Park Division (EBPD). IPSD had no revenues in the second quarter and Operational EBITDA of negative $7 million. In the same period a year ago, IPSD recorded $9 million in revenues from an intellectual property licensing agreement and contributed $1 million to Operational EBITDA. IPSD includes the costs for corporate R&D.

EBPD had revenue of $4 million in the quarter, flat with a year ago. Operational EBITDA was $2 million for the second quarter of 2015 versus zero a year ago.

Revenue and Operational EBITDA 2015 vs. 2014

($ millions)

Q2 2015 Actuals	PSD	EISD	MPPD	SSD	CFD	IPSD	EBPD	Total EK
Revenue	$282	$45	$34	$27	$66	$-	$4	$458
Operational EBITDA b/f corp costs	34	(2)	6	3	11	(7)	2	47
Corporate SGA	14	3	2	2	3	-	-	24
Operational EBITDA	20	(5)	4	1	8	(7)	2	23

Q2 2014 Actuals	PSD	EISD	MPPD	SSD	CFD	IPSD	EBPD	Total EK
Revenue	$321	$47	$33	$27	$87	$9	$4	$528
Operational EBITDA b/f corp costs	40	(8)	2	3	20	1	-	58
Corporate SGA	20	4	2	3	5	-	-	34
Operational EBITDA	20	(12)	-	-	15	1	-	24

Q2 2015 Actuals vs. Q2 2014 Actuals - B/(W)	PSD	EISD	MPPD	SSD	CFD	IPSD	EBPD	Total EK
Revenue	$(39)	$(2)	$1	$-	$(21)	$(9)	$-	$(70)
Operational EBITDA b/f corp costs	(6)	6	4	-	(9)	(8)	2	(11)
Corporate SGA	6	1	-	1	2	-	-	10
Operational EBITDA	-	7	4	1	(7)	(8)	2	(1)

About Kodak

Kodak is a technology company focused on imaging. We provide – directly and through partnerships with other innovative companies – hardware, software, consumables and services to customers in graphic arts, commercial print, publishing, packaging, electronic displays, entertainment and commercial films, and consumer products markets. With our world-class R&D capabilities, innovative solutions portfolio and highly trusted brand, Kodak is helping customers around the globe to sustainably grow their own businesses and enjoy their lives. For additional information on Kodak, visit us at kodak.com, follow us on Twitter @Kodak, or like us on Facebook at KodakNow.

Cautionary Statement Regarding Forward-looking Statements

This press release includes "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning the Company’s plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, liquidity, investments, financing needs, business trends, and other information that is not historical information. When used in this press release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “predicts,” “forecasts,” “strategy,” “continues,” “goals,” “targets,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions, as well as statements that do not relate strictly to historical or current facts, are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon the Company’s expectations and various assumptions. Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the risks and uncertainties described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, under the headings “Business,” “Risk Factors,” “Legal Proceedings,” and/or “Management’s Discussion and Analysis of Financial Condition and Results of Operations–Liquidity and Capital Resources,” in the corresponding sections of the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2015, and June 30, 2015, and in other filings the Company makes with the SEC from time to time, as well as the following: the Company’s ability to improve and sustain its operating structure, financial results and profitability; the ability of the Company to achieve cash forecasts, financial projections, and projected growth; the Company’s ability to achieve the financial and operational results contained in its business plans; the ability of the Company to discontinue, spin off, or sell certain non-core businesses or operations; the Company’s ability to comply with the covenants in its credit facilities; the Company’s ability to obtain additional financing if and as needed; any potential adverse effects of the concluded Chapter 11 proceedings on the Company’s brand or business prospects; the Company’s ability to fund continued investments, capital needs and restructuring payments and service its debt; changes in foreign currency exchange rates, commodity prices and interest rates; the resolution of claims against the Company; the Company’s ability to attract and retain key executives, managers and employees; the Company’s ability to maintain product reliability and quality and growth in relevant markets; the Company’s ability to effectively anticipate technology trends and develop and market new products, solutions and technologies; and the impact of the global economic environment on the Company. There may be other factors that may cause the Company’s actual results to differ materially from the forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf apply only as of this date and are expressly qualified in their entirety by the cautionary statements included in this press release. The Company undertakes no obligation to update or revise forward-looking statements to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

APPENDICES

A. NON-GAAP MEASURES

In this second quarter financial results news release, reference is made to certain non-GAAP financial measures of improvement in Operating Expenses (Operational Selling, General and Administrative (“SG&A”) expenses and Operational Research and Development (“R&D”) expenses), Operational EBITDA, improvement in Operational EBITDA excluding the impact of foreign exchange and non-recurring intellectual property revenue and change in revenues on a constant currency basis.

The Company believes that these non-GAAP measures represent important internal measures of performance. Accordingly, where they are provided, it is to give investors the same financial data management uses with the belief that this information will assist the investment community in properly assessing the underlying performance of the company, its financial condition, results of operations and cash flow.

The following reconciliations are provided with respect to terms used in this second quarter financial results news release.

The following tables reconcile the improvement in Operational SG&A and Operational R&D expenses to the most directly comparable GAAP measures of SG&A and R&D, respectively, for the three months ended June 30, 2015 and 2014, respectively:

(in millions)
	Q2 2015	Q2 2014	$ Change
Operational SG&A	$66	$91	$25
Impact of costs previously allocated to discontinued operations	-	2	2
Impact of stock based compensation	3	-	(3)
Corporate components of pension and OPEB income (1)	(12)	(10)	2
Impact of consulting and other costs (2)	5	2	(3)
Selling, General and Administrative Expenses (GAAP basis)	$62	$85	$23

	Q2 2015	Q2 2014	$ Change
Operational R&D	$20	$30	$10
Corporate components of pension and OPEB income (1)	(4)	(4)	-
Research and Development Costs (GAAP basis)	$16	$26	$10
(1)	Composed of interest cost, expected return on plan assets, amortization of actuarial gains and losses and curtailments and settlement components of pension and other postretirement benefit expenses.
(2)	Consulting and other costs are primarily related to professional services provided for corporate strategic initiatives in the current year periods. The prior year periods primarily represent the cost of AlixPartners filling interim executive positions which are not captured within “Reorganization items, net” as well as consulting services provided by former executives during transitional periods.

The following table reconciles Operational EBITDA and the improvement in Operational EBITDA excluding the impact of foreign exchange and non-recurring intellectual property revenue to the most directly comparable GAAP measure of net loss attributable to Eastman Kodak Company for the three months ended June 30, 2015 and 2014, respectively:

(in millions)			Improvement	Improvement
	Q2 2015	Q2 2014	(Decline)	(Decline)
Operational EBITDA excluding non-recurring intellectual property revenue and impacts of foreign currency, as presented	$31	$15	$16	107%
Non-recurring intellectual property revenue	-	9	(9)	-100%
Impact of foreign exchange 2015 vs 2014	(8)	-	(8)	-100%
Operational EBITDA, as presented	$23	$24	$(1)	-4%
All other	1	-	1	100%
Restructuring costs and other	(6)	(20)	14	70%
Corporate components of pension and OPEB income (1)	33	30	3	10%
Depreciation and amortization	(39)	(56)	17	30%
Stock based compensation	(4)	(2)	(2)	-100%
Consulting and other costs (2)	(5)	(2)	(3)	-150%
Idle Costs (3)	(1)	(1)	-	0%
Impact of costs previously allocated to discontinued operations	-	(1)	1	100%
Impact of fresh start adjustments	-	(1)	1	100%
Other operating income, net	1	-	1	100%
Interest expense	(15)	(16)	1	6%
Other charges, net	(2)	(2)	-	0%
Reorganization items, net	-	(5)	5	100%
Consolidated loss from continuing operations before income taxes	(14)	(52)	38	73%
Provision for income taxes	9	8	(1)	-13%
Loss from continuing operations	(23)	(60)	37	62%
Loss from discontinued operations, net of income taxes	-	(2)	2	100%
Net loss	(23)	(62)	39	63%
Less: Net income attributable to noncontrolling interests	1	-	1	100%
Net loss attributable to Eastman Kodak Company (GAAP basis)	$(24)	$(62)	$38	61%
(3)	Consists of third party costs such as security, maintenance, and utilities required to maintain land and buildings in certain locations not used in any Kodak operations.

The impact of foreign exchange represents the impact to 2015 Operational EBITDA using average foreign exchange rates for the three months ended June 30, 2014 rather than the actual exchange rates in effect for the three months ended June 30, 2015.

The following tables reconcile the change in revenues on a constant currency basis to the most directly comparable GAAP measure of Total Revenue for the three months ended June 30, 2015 and 2014, respectively:

(in millions)			Improvement	Improvement
	Q2 2015	Q2 2014	(Decline)	(Decline)
Print Systems Division revenues as reported (GAAP Basis)	$282	$321	$(39)	-12%
Impact of foreign exchange 2015 vs 2014	32	-	32
Print Systems Division revenues on a constant currency basis	$314	$321	$(7)	-2%

			Improvement	Improvement
	Q2 2015	Q2 2014	(Decline)	(Decline)
Enterprise Inkjet Systems Division revenues as reported (GAAP Basis)	$45	$47	$(2)	-4%
Impact of foreign exchange 2015 vs 2014	4	-	4
Enterprise Inkjet Systems Division revenues on a constant currency basis	$49	$47	$2	4%

			Improvement	Improvement
	Q2 2015	Q2 2014	(Decline)	(Decline)
Micro 3D Printing and Packaging Division revenues as reported (GAAP Basis)	$34	$33	$1	3%
Impact of foreign exchange 2015 vs 2014	4	-	4
Micro 3D Printing and Packaging Division revenues on a constant currency basis	$38	$33	$5	15%

The impact of foreign exchange represents the impact to revenues using average foreign exchange rates for the three months ended June 30, 2014 rather than the actual exchange rates in effect for the three months ended June 30, 2015.

B. FINANCIAL STATEMENTS

CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues
Sales	$372	$432	$709	$825
Services	86	96	176	191
Total revenues	458	528	885	1,016
Cost of revenues
Sales	309	353	593	678
Services	63	73	129	147
Total cost of revenues	372	426	722	825
Gross profit	86	102	163	191
Selling, general and administrative expenses	62	85	120	172
Research and development costs	16	26	35	53
Restructuring costs and other	6	20	23	33
Other operating (income) expense, net	(1)	-	2	-
Income (loss) from continuing operations before interest expense, other charges, net, reorganization items, net and income taxes	3	(29)	(17)	(67)
Interest expense	15	16	30	32
Other charges, net	(2)	(2)	(12)	(3)
Reorganization items, net	-	5	5	10
Loss from continuing operations before income taxes	(14)	(52)	(64)	(112)
Provision for income taxes	9	8	13	-
Loss from continuing operations	(23)	(60)	(77)	(112)
(Loss) earnings from discontinued operations, net of income taxes	-	(2)	-	17
Net loss	(23)	(62)	(77)	(95)
Less: Net income attributable to noncontrolling interests	1	-	5	3
NET LOSS ATTRIBUTABLE TO EASTMAN KODAK COMPANY	$(24)	$(62)	$(82)	$(98)

The notes accompanying the Company’s second quarter 2015 Form 10-Q are an integral part of these consolidated financial statements.

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
(in millions)
	As of June 30, 2015	As of December 31, 2014
ASSETS
Current Assets
Cash and cash equivalents	$576	$712
Receivables, net	375	414
Inventories, net	381	349
Deferred income taxes	24	31
Assets held for sale	13	14
Other current assets	31	30
Total current assets	1,400	1,550
Property, plant and equipment, net of accumulated depreciation of $289 and $231, respectively	464	524
Goodwill	90	96
Intangible assets, net of accumulated amortization of $46 and $33, respectively	170	182
Restricted cash	40	37
Deferred income taxes	32	38
Other long-term assets	126	129
TOTAL ASSETS	$2,322	$2,556
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable, trade	$206	$212
Current portion of long-term debt	4	5
Liabilities held for sale	2	10
Other current liabilities	315	372
Total current liabilities	527	599
Long-term debt, net of current portion	671	672
Pension and other postretirement liabilities	588	662
Other long-term liabilities	309	324
Total Liabilities	2,095	2,257

Commitments and Contingencies (Note 5)

Equity
Common stock, $0.01 par value	-	-
Additional paid in capital	626	621
Treasury stock, at cost	(5)	(4)
Accumulated deficit	(285)	(204)
Accumulated other comprehensive loss	(136)	(136)
Total Eastman Kodak Company shareholders’ equity	200	277
Noncontrolling interests	27	22
Total equity	227	299
TOTAL LIABILITIES AND EQUITY	$2,322	$2,556

The notes accompanying the Company’s second quarter 2015 Form 10-Q are an integral part of these consolidated financial statements.

CONTACT:
Media:
Kodak
Louise Kehoe, +1 585-802-1343
louise.kehoe@kodak.com
or
Investor:
Kodak
David Bullwinkle, +1 585-724-4053
shareholderservices@kodak.com